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                                                                   EXHIBIT 10.34

                                     KEYCORP
                           1998 INCENTIVE COMPENSATION
                  KEY ASSET MANAGEMENT LONG TERM INCENTIVE PLAN
                                  ("KAM PLAN")
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SECTION 1:  PLAN SUMMARY
OBJECTIVE:
To recognize and reward existing key contributors and other selected new hires in the KAM organization for the profitable growth and success of our asset management business over a three year performance period.

EFFECTIVE DATE:
This plan is effective January 1, 1998 through December 31, 2000, unless otherwise revised or revoked.

ELIGIBLE POSITIONS:

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                                               Senior Managing Directors and selected
Eligible Positions:                            Managing Directors. (See Attachment A)
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Number of Employees Eligible:                  17 (As of 1998)
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

PLAN FUNDING AND AWARD ALLOCATION MEASURES:
Plan funding is based on net operating income inclusive of long-term award costs. Participants will receive target awards for meeting target NOI goals. Awards in excess of target will be distributed to participants on a discretionary basis.

The plan provides value to plan participants through two distinct components. The first component is a long-term cash award which provides participants with a chance to share in the growth created directly by the KAM group. This cash award represents two thirds of the total long-term incentive opportunity for plan participants. Phantom stock is the second component and is intended to represent one third of the total incentive opportunity for plan participants. Incentive calculations are detailed in Section 2.

PLAN ADMINISTRATOR:
The Plan administrator will prepare and present award recommendations to an independent Compensation Committee comprised of H. Meyer, Y. Heisler, P. Jamieson and L. Gilmer, who will review and approve the recommendation list for KAM long term awards and will have final authority to modify/approve such awards.

INDEX:
Plan Summary............................................................  Section 1
Plan Funding and award allocation measures..............................  Section 2
Other Terms, Rules and Conditions.......................................  Section 3
Definitions.............................................................  Section 4
Example.................................................................  Attachment C
APPROVALS:

/s/ Yank Heisler          10/19/98             /s/ Henry L. Meyer II          10/19/98
---------------------------------------        -----------------------------------------
Executive Sponsor           Date               Executive Sponsor                Date
Yank Heisler                                   Henry Meyer

/s/ W. Lawrence Gilmer    10/7/98              /s/ Patty Jamieson             10/5/98
---------------------------------------        -----------------------------------------
Incentive Compensation      Date               Finance                          Date
W. Lawrence Gilmer                             Patty Jamieson



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SECTION 2:

PLAN FUNDING AND AWARD ALLOCATION MEASURES.
The KAM Plan is self-funded, meaning, the participants must first meet the net operating income targets and fund the cost of long-term incentive awards before any long-term awards are paid out. See Attachment B for the 1998-2000 plan cycle financials.

CALCULATING METHODOLOGY
At the beginning of the 3 year cycle, cumulative 3 year net operating income
(NOI) growth targets will be set. Performance against these goals will be measured at the end of the cycle and target award will be paid for meeting the growth target. If the growth target has been achieved, participants will share in the excess growth according to the following schedule:

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                PERFORMANCE AGAINST
                    GROWTH TARGET                        AMOUNT OF AWARD
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
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                        100%                               Target award
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                                                    Target award, plus 10% of
                   >100% and <105%                      excess NOI dollars
                             -
        ---------------------------------------------------------------------------
                                                    Target award, plus 20% of
                                                        excess incremental
                        >105%                         NOI dollars over 105%
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

Target awards for each participant will be set at the beginning of the cycle and will generally be based on market data for that position. There is no cap on the maximum award amount that can be paid under the plan.

DISTRIBUTION OF POOL
If the NOI growth target has been achieved, each participant shall receive their target cash award. Any excess pool resulting from performance above targeted NOI will be distributed on a discretionary basis. The award recommendations will be made by KAM senior management and will be presented to the Compensation Committee, as defined on Page 1. Dividends on the deferred shares will be accrued during the deferral period. Cash awards will be paid out as soon as possible after the end of the 3 year cycle.

The phantom stock component of this long-term plan will be valued at the time of the award at a price consistent with the average of the high and low of KeyCorp stock as reported on the NYSE. Once awarded, these phantom stock units will vest in two increments, 50% after 1 year from the date of the award and 50% after 2 years from the date of the award. Distributions to participants will be in actual shares of KeyCorp stock. The Committee reserves the right to accelerate vesting of the phantom stock as they see fit.

It is intended that the value of the phantom stock to KAM participants plus any long-term cash awards constitute the target total long-term opportunity relative to market. Any upside award above target will be delivered in the discretionary cash award.

PARTICIPATION
The Committee reserves the right to terminate a Participant's participation in the Plan during the 3 year cycle if the Participant's job responsibilities and/or performance no longer warrants such participation. In this event, the Participant will receive a prorated award at the end of the 3 years cycle, based on the full number of months of participation.

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SECTION 3:
OTHER TERMS, RULES AND CONDITIONS:

3.1     INTENT OF THE PLAN:
        The KAM Plan was developed to incent and reward eligible Plan Participants for meeting and exceeding the performance objectives of their respective employment positions with KeyCorp while increasing KeyCorp's revenues and business opportunities. ACCORDINGLY, THE EXPRESSED INTENT OF THE PLAN IS TO BENEFIT BOTH KEYCORP AND KAM PLAN PARTICIPANTS.

3.2     ENTITLEMENT OF PLAN BENEFITS:
        The Participant acknowledges the Participant maintains no present interest or entitlement to Plan benefits other than those determined by KeyCorp and the Compensation Committee to be payable under the terms of the Plan for which payment has been made.

3.3     CHANGE OF EVENTS:
        In the event of a material change of events such as a merger, a significant increase in allocated operating expense, or a major market change (up or down more than 20%), that the KAM group has no control over, the Committee reserves the right to increase or decrease the NOI targets as necessary to maintain the integrity of the Plan for the remainder of the three year cycle. Any changes to the NOI target would be based on overall KAM performance relative to the external market.

3.4     NEW HIRES, PROMOTED, REACTIVATED, TRANSFERRED-IN EMPLOYEES:
        Newly hired, promoted, reactivated and transferred-in employees will be eligible to participate in this Plan on an annual basis starting the first full year of employment. Participants would be eligible for a prorated share of any awards made under this plan.

3.5     RESPONSIBILITIES FOR CALCULATIONS AND PLAN PAYMENTS:
        Responsibilities for Plan administration will reside within KAM. KAM Senior Management will be responsible for calculating and submitting recommendations to the Compensation Committee. The KAM group will be responsible for submitting incentive payment requests.

3.6     PLAN ADMINISTRATION:
        The Compensation Committee, which shall be the "Administrator" of the Plan, shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Compensation Committee shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits under the Plan, (c) to resolve all other questions arising under the Plan, including any questions of construction and/or interpretations, and (d) to take such further action as the Compensation Committee shall deem necessary or advisable in the administration of the Plan. All finding, decisions and determinations of any kind made by the Plan Administrator shall not be disturbed. Subject to the requirements of law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefit and in any determination of eligibility for a benefit. All decisions of the Plan Administrator shall be final and binding on all parties.




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SECTION 3:   cont'd.
OTHER TERMS, RULES AND CONDITIONS:

3.7     AMENDMENT AND TERMINATION:
        KeyCorp reserves the right to amend or terminate this Plan at any time, for any reason.

3.8     ASSIGNMENT OF INCENTIVE AWARDS:
        No benefits received under the Plan shall be subject to transfer, assignment, or encumbrance in any manner, either by the Participant or any other person. Any attempt by the Participant to assign his or her benefit thereunder shall result in Participant's forfeiture of such Plan benefits.

3.9.    INTEREST IN PLAN AWARDS:
        With respect to payments of awards under the Plan, Participants shall have rights against KeyCorp only as general, unsecured creditors.

3.10    DEATH, DISABILITY, LEAVE OF ABSENCE, OUT-PLACEMENT,
        RETIREMENT, AND TRANSFERS:
        In the event of a Participant's death, disability, medical leave of absence, out-placement, retirement or transfer, the Plan Administrator and the Compensation Committee will determine what incentives, if any, are payable to the Participant under the terms of the Plan.

3.11    TERMINATION:
        Termination (voluntary or involuntary) of a Participant's employment from KeyCorp for any reason other than death, disability, medical leave of absence, outplacement or retirement during the performance cycle, will result in the forfeiture of any potential awards.

3.12    NO COMMITMENT AS TO EMPLOYMENT:
        Nothing herein contained shall be construed as a commitment or agreement upon the part of any Participant hereunder to continue his or her employment with KeyCorp, and nothing herein contained shall be construed as a commitment on the part of KeyCorp to continue the employment, rate of compensation or terms and conditions of employment of any Participant hereunder for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

3.13    PRECEDENT:
        Except as otherwise specifically agreed to by KeyCorp in writing, no action taken in accordance with the Plan by KeyCorp shall be construed or relied upon as a precedent for similar action under similar circumstances.




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SECTION 4:

DEFINITIONS:
For purposes of this incentive plan, the following words and phrases shall have the meaning indicated.

COMPENSATION COMMITTEE:
An independent committee comprised of representatives from Executive Management, Finance and Human Resources, who will review and approve the recommendation list for KAM long-term awards and will resolve any issues/disputes regarding such awards and/or modifications to the plan.

PERFORMANCE PERIOD:
The period during which his plan will be effective: January 1, 1998 through December 31, 2000, unless otherwise revised or revoked.

NET OPERATING INCOME:
Net operating income is pre-tax income including level 3 expenses (Key Services and management overhead charges).


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